Exhibit (n): Consent of Independent Registered Public Accounting Firm for VUL

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 45 to the Registration Statement on Form N-6, 33-11165 of RiverSource® Variable Universal Life Insurance of our report dated February 22, 2018 relating to the consolidated financial statements of RiverSource Life Insurance Company and our report dated April 20, 2018 relating to the financial statements of RiverSource Variable Life Separate Account, which appear in Post-Effective Amendment 36 to the Registration Statement on Form N-6, 33-62457. We also consent to the reference to us as experts under the heading “Independent Registered Public Accounting Firm” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 23, 2018